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                            CERTIFICATE OF TRUST OF
                             UPRG CAPITAL TRUST III

         THIS Certificate of Trust of UPRG Capital Trust III (the "Trust"), dated February 27, 1997, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

1.       Name.  The name of the business trust formed hereby is UPRG Capital
Trust III.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee
Administration.

3. Effective Date. This Certificate of Trust shall be effective as of the date filed.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                 CHASE MANHATTAN BANK DELAWARE,
                                 as trustee

                                 By: /s/ John J. Cashin
                                     -----------------------------
                                     Name:  John J. Cashin
                                     Title: Senior Trust Officer

                                     /s/ Joseph A. LaSala, Jr.
                                 ---------------------------------
as Regular Trustee

                                     /s/ Morris B. Smith
                                 ---------------------------------
as Regular Trustee